  As filed with the Securities and Exchange Commission on March 28, 1997.

                                               REGISTRATION NO. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                   -----------

                                    FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

                                INPUT/OUTPUT, INC.
           (Exact name of registrant as specified in its charter)

                DELAWARE                                22-2286646
      (State or other jurisdiction                   (I.R.S. Employer
    of incorporation or organization)               Identification Number)

                           11104 WEST AIRPORT BOULEVARD
                               STAFFORD, TEXAS 77477
                                   (281) 933-3339
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   -----------

                    INPUT/OUTPUT, INC. EMPLOYEE STOCK PURCHASE PLAN
                               (Full Title of Plan)

                                   GARY D. OWENS
                                 INPUT/OUTPUT, INC.
                             11104 WEST AIRPORT BOULEVARD
                                STAFFORD, TEXAS 77477
                                    (281) 933-3339
           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                                   WITH COPIES TO:
                              HAYNES AND BOONE, L.L.P.
                             1000 LOUISIANA, SUITE 4300
                               HOUSTON, TEXAS  77002
                              ATTN:  MARC H. FOLLADORI
                                   (713) 547-2000

                                   -----------

                          CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                PROPOSED
                                                                MAXIMUM       PROPOSED MAXIMUM    AMOUNT OF
            TITLE OF                         AMOUNT TO BE    OFFERING PRICE  AGGREGATE OFFERING  REGISTRATION
   SECURITIES TO BE REGISTERED             REGISTERED(1)(2)   PER SHARE(2)        PRICE(2)           FEE
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share       1,500,000         $15.4375         $23,156,250        $7,018
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Input/Output, Inc. Employee Stock Purchase Plan (the "Plan"). In addition, pursuant to Rule 416(c), under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The 1,500,000 shares registered hereby represent shares issuable pursuant to the Plan. With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 on the basis of the average high and low sale prices for the Company's Common Stock on March 21, 1997, as reported on the New York Stock Exchange composite tape ($15.4375 per share).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The contents of the following documents filed by Input/Output, Inc., a Delaware corporation (the "Company"), and the Plan with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement ("Registration Statement") by reference:

   (a) The Company's Annual Report, dated July 12, 1996, as filed with the Commission on Form 10-K, File No. 1-13402, for the fiscal year ended May 31, 1996;

   (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since May 31, 1996; and

   (c) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's registration statement on Form 8-A filed under Section 12(b) of the Exchange Act dated October 14, 1994.

   All documents filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145 of the Delaware General Corporation Law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

   In an action brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of such action, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses.

   The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. The statute contains additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

   The Company's Bylaws require the Company to indemnify its directors, officers, employees, and agents to the fullest extent permitted under Delaware law. The Company's Certificate of Incorporation provides that a director of the corporation shall not be held personally liable to the corporation or its shareholders for monetary damages for breach of a director's fiduciary duty of care, except that a director shall continue to be held personally liable for (i) breach of the duty of loyalty, (ii) failure to act in good faith, (iii) engaging in intentional misconduct or knowingly violating a law, (iv) paying a dividend or approving a stock repurchase which was illegal under Delaware law, or (v) obtaining an improper personal benefit.

   The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8. EXHIBITS.

Exhibit                       Description
-------                       -----------
  4.1     Amended and Restated Certificate of Incorporation, filed as
          Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 and incorporated herein by reference.

  4.2 Amended and Restated Bylaws, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 and incorporated herein by reference.

  4.3 Specimen certificate for shares of the Company's common stock, par value $0.01 per share. Exhibit F to the Company's Registration Statement on Form 8-A dated October 14, 1994, is incorporated herein by reference.

  4.4     The Company's Employee Stock Purchase Plan.

Exhibit                      Description
-------                      ------------
  5.1     Opinion of Haynes and Boone, L.L.P.

 23.1     Consent of KPMG Peat Marwick LLP.

 23.2     Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

 24.1     Power of Attorney (included on the signature page hereto).


ITEM 9. UNDERTAKINGS.

     A. UNDERTAKING TO UPDATE

        The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. UNDERTAKING WITH RESPECT TO DOCUMENTS INCORPORATED BY REFERENCE

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. UNDERTAKING WITH RESPECT TO INDEMNIFICATION

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stafford, State of Texas, on March 27, 1997.

                                   INPUT/OUTPUT, INC.


                                   By:       /s/ Robert P. Brindley
                                       ------------------------------------
                                               Robert P. Brindley
                                          Senior Vice President, Chief
                                         Financial Officer and Secretary
                                          (Principal Financial Officer)

                              POWER OF ATTORNEY

   Each of the undersigned hereby appoints Gary D. Owens and Robert P. Brindley and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 27, 1997.

           SIGNATURE                                   TITLE
           ---------                                   -----
/s/ Charles E. Selecman
--------------------------------- Director, Chairman of the Board of Directors Charles E. Selecman


/s/ Gary D. Owens
---------------------------------  Director, President and
Gary D. Owens                           Chief Executive Officer
                                        (Principal Executive Officer)

/s/ Robert P. Brindley
---------------------------------  Director, Senior Vice President, Chief
Robert P. Brindley                      Financial Officer and Secretary
                                        (Principal Financial and Accounting
                                        Officer)

/s/ Michael J. Sheen
---------------------------------  Director, Senior Vice President and Chief
Michael J. Sheen                        Technical Officer

/s/ Shelby H. Carter, Jr.
---------------------------------  Director
Shelby H. Carter, Jr.


/s/ Ernest E. Cook
---------------------------------  Director
Ernest E. Cook


/s/ Glen H. Denison
---------------------------------  Director
Glen H. Denison


/s/ Theodore H. Elliott, Jr.
---------------------------------  Director
Theodore H. Elliott, Jr.


/s/ Dr. Peter T. Flawn
---------------------------------  Director
Dr. Peter T. Flawn


/s/ G. Thomas Graves III
---------------------------------  Director
G. Thomas Graves III

   Pursuant to the requirements of the Securities Act of 1933, the Input/Output, Inc. Employee Stock Purchase Plan Committee, the administrator of the Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stafford, State of Texas, on March 27, 1997.

                           INPUT/OUTPUT, INC. EMPLOYEE STOCK PURCHASE PLAN


                           By: Input/Output, Inc. Employee Stock Purchase Plan Committee


                           /s/ Robert P. Brindley
                           --------------------------------------------------
                           Robert P. Brindley, Member of Plan Committee


                           /s/ G. Thomas Grisham
                           --------------------------------------------------
                           G. Thomas Grisham,  Member of Plan Committee


                           /s/ Lacey C. Rice
                           --------------------------------------------------
                           Lacey C. Rice,  Member of Plan Committee

                               INDEX TO EXHIBITS

Exhibit                              Description
-------                              -----------
 4.1      Amended and Restated Certificate of Incorporation, filed as Exhibit
          3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 and incorporated herein by reference.

 4.2 Amended and Restated Bylaws, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1995 and incorporated herein by reference.

 4.3 Specimen certificate for shares of the Company's common stock, par value $0.01 per share. Exhibit F to the Company's Registration Statement on Form 8-A dated October 14, 1994, is incorporated herein by reference.

 4.4      The Company's Employee Stock Purchase Plan.

 5.1      Opinion of Haynes and Boone, L.L.P.

23.1      Consent of KPMG Peat Marwick, LLP.

23.2 Consent of Haynes and Boone, L.L.P. (included in Exhibit 5.1 opinion).

24.1      Power of Attorney (included on the signature page hereto).